UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

UNDER ARMOUR, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-33202	52-1990078
(Commission File Number)	(IRS Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2014 (the “Closing Date”), Under Armour, Inc. (the “Company”) entered into a Credit Agreement by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), PNC Bank, National Association (“PNC”), as Syndication Agent, Bank of America, N.A. SunTrust Bank and Wells Fargo Bank, National Association as Co-Documentation Agents and the other lenders and arrangers party thereto (the “Credit Agreement”). The Credit Agreement replaces the Company’s 2011 Credit Agreement (as defined below) and has a term of five years, with permitted extensions under certain circumstances.

The Credit Agreement provides for total loan commitments of $650.0 million, comprised of a revolving credit facility commitment of $400.0 million (the “Revolving Credit Facility”) and aggregate term loan commitments of $250.0 million, consisting of a $150.0 million initial term loan borrowed on the Closing Date (the “Initial Term Loan Facility”) and $100.0 million of delayed draw term loans available to be borrowed by the Company through (but excluding) November 28, 2014 (the “Delayed Draw Term Facility” and, together with the Initial Term Loan Facility, the “Term Loan Facility”).

The Revolving Credit Facility and/or Term Loan Facility may be increased by up to $150.0 million in the aggregate, subject to certain conditions as set forth in the Credit Agreement. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time the Company seeks to incur such borrowings.

Loans under the Revolving Credit Facility may be made, at the Company’s election, in U.S. Dollars, Euros, Pounds Sterling, Japanese Yen and Canadian Dollars. Up to $50.0 million of the Revolving Credit Facility will be available for the issuance of letters of credit and up to $50.0 million of the Revolving Credit Facility will be available for the issuance of swingline loans.

Loans under the Agreement may be prepaid and commitments may be terminated or reduced by the Company without premium or penalty (other than customary breakage costs). Quarterly amortization payments of $3.75 million will be paid with respect to amounts borrowed under the Initial Term Loan Facility beginning with the quarter ending on June 30, 2014, with the balance due on the Initial Term Loan Facility maturity date.

Subject to exceptions set forth therein, the Credit Agreement will be guaranteed by the Company’s domestic significant subsidiaries (as defined under Regulation S-K). Under Armour Retail, Inc., a wholly-owned subsidiary of the Company, is the sole guarantor on the Closing Date. Initially, only the Company will be a borrower under the Credit Agreement, but foreign subsidiaries may become borrowers under the Credit Agreement subject to compliance with certain conditions set forth therein.

Pursuant to the Agreement, borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate or (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which the loans are made (the “Adjusted LIBO Rate”), plus in each case an applicable margin. The applicable margin for loans will be adjusted by reference to a grid (the “Pricing Grid”) based on a leverage ratio of consolidated total indebtedness to consolidated EBITDA and ranges between 1.00 - 1.25% (for Adjusted LIBO Rate Loans) and 0% - 0.25% (for alternate base rate loans). Additionally, the borrowers will pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid, on the average daily unused amount of the Revolving Credit Facility, a ticking fee, calculated at a rate per annum determined in accordance with the Pricing Grid, in respect of undrawn amounts under the Delayed Draw Term Facility, and certain fees with respect to letters of credit.

The Credit Agreement contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates. The Company is also required to maintain a ratio of consolidated EBITDA to consolidated interest expense of not less than 3.50 to 1.0 and is not permitted to allow the ratio of consolidated total indebtedness to consolidated EBITDA to be greater than 3.25 to 1.0, as described in more detail in the Credit Agreement.

The Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, bankruptcy or insolvency events, material judgment defaults and a change of control as specified in the Credit Agreement. If an event of default occurs, the commitments of the lenders to lend under the Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

A portion of the proceeds from the closing of the Initial Term Loan Facility were used to repay amounts outstanding under the 2011 Credit Agreement.

In the ordinary course of their business, the financial institutions party to the Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement and reference is made to the complete text of the Credit Agreement, which is filed as Exhibit 10.01 and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with, and simultaneously with its entry into the Credit Agreement, the Company terminated its existing $325.0 million Credit Agreement dated March 29, 2011, as amended, among the Company, as borrower, certain domestic subsidiaries of the Company, as guarantors, PNC, as Administrative Agent and the other parties party thereto (the “2011 Credit Agreement”). All amounts outstanding under the 2011 Credit Agreement were repaid on the Closing Date using a portion of the proceeds from the Initial Term Loan Facility. For a description of the material terms and conditions of the 2011 Credit Agreement, see the “Credit Facility” section under Note 6 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which section is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.01 – Credit Agreement, dated May 29, 2014, by and among the Under Armour, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A. SunTrust Bank and Wells Fargo Bank, National Association as Co-Documentation Agents and the other lenders and arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 2, 2014	By:	/s/ Brad Dickerson
		Name:	Brad Dickerson
		Title:	Chief Financial Officer